AMENDMENT TO THE COMPENSATION AGREEMENT

This Amendment to the Compensation Agreement (the “Amendment”) is made and entered into effective as of July 1, 2026 (the “Effective Date”), by and between Sky Century Investment, Inc., a Nevada corporation (the “Company”), and Nataliia Petranetska, an individual (“Director”).

WHEREAS, the Company and the Director entered into a Compensation Agreement dated December 1, 2020 (the “Agreement”); and

WHEREAS, the parties desire to amend Section 4 of the Agreement to reflect an increase in the Director’s Base Salary, provide for the potential conversion of accrued salary into shares of the Company’s common stock, subject to the approval of the Company’s Board of Directors, and clarify the Company’s discretion to award additional bonuses;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Amendment to Section 4 (Salary)

Effective as of July 1, 2026, Section 4 of the Agreement is hereby deleted in its entirety and replaced with the following:

“4. Salary and Additional Compensation

4.1. Base Salary.

As compensation for the performance of the Director’s services hereunder during the Employment Period, the Company shall pay the Director a base salary at a rate of $10,000 per month (the “Base Salary”), payable in accordance with the Company’s standard payroll policies and applicable law. The Base Salary can be reviewed annually and may be adjusted at the discretion of the Company’s Board of Directors (the “Board”).

4.2. Conversion of Accrued Salary into Common Stock.

At the Director’s written request, all or any portion of the Base Salary accrued and payable to the Director, whether outstanding at the time of such request or accruing thereafter, may be converted into shares of the Company’s common stock, subject to the prior approval of the Board. Any such conversion shall be subject to the terms and conditions approved by the Board, including the applicable conversion price, the number of shares to be issued, and the timing of issuance. No conversion shall be effective, and no shares shall be issued, unless and until the Board has approved the conversion and all applicable corporate and securities law requirements have been satisfied. The Company shall have no obligation to convert any accrued salary into shares of common stock unless such conversion has been duly approved by the Board.

4.3. Discretionary Bonus.

In addition to the Base Salary, the Company may, at its sole discretion and subject to Board approval, award the Director a cash bonus, a bonus payable in shares of the Company’s common stock, or a combination thereof, in recognition of the Director’s services, performance, contributions, or other criteria determined by the Board. The amount, form, timing, and terms of any such bonus shall be determined by the Board. No bonus shall be deemed earned, payable, or guaranteed unless and until it has been duly approved in accordance with the Company’s applicable policies and procedures. Any bonus payable in shares of common stock shall be subject to applicable corporate approvals, securities laws, and any additional terms established by the Board.”

2. No Other Modifications

Except as expressly amended or modified by this Amendment, all other terms, conditions, and provisions of the Agreement dated December 1, 2020, shall remain in full force and effect. In the event of a conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall prevail.

3. Entire Agreement

This Amendment, together with the Compensation Agreement dated December 1, 2020, and the underlying Employment Agreement dated July 30, 2020, constitutes the entire understanding between the parties with respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date set forth above.

Date: July 1, 2026

Sky Century Investment, Inc. (the “Company”)

Signature: /s/ Stefan Andrzej Rybalka Signature: /s/ Patryk Milkowski

By: Stefan Andrzej Rybalka By: Patryk Milkowski

Title: Independent Director Title: Independent Director

President, Treasurer and Director

Signature: /s/ Nataliia Petranetska

Name: Nataliia Petranetska